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                                                                    EXHIBIT 99.6

                CONSENT OF FRIEDMAN, BILLINGS, RAMSEY & CO., INC.

We hereby consent to the inclusion of our opinion letter, dated December 21, 2003, to the Board of Directors of Pacific Union Bank (the "Bank") and the special committee of the Board of Directors of the Bank, as an Appendix to the Joint Proxy Statement/Prospectus relating to the proposed merger of the Bank with Hanmi Financial Corporation ("Hanmi")) contained in Hanmi's Registration Statement on Form S-4, and to all references to our firm and such opinion in such Joint Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended (the "Act"), or the rules and regulations of the Securities and Exchange Commission thereunder (the "Regulations"), nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Act or the Regulations.



                                      /s/ Friedman, Billings, Ramsey & Co., Inc.
                                      ------------------------------------------
February 6, 2004                      FRIEDMAN, BILLINGS, RAMSEY & CO., INC.